Exhibit 99.1

Charah Solutions Appoints Jonathan Batarseh as Chief Financial Officer

LOUISVILLE, KY (October 18, 2022) – Charah® Solutions, Inc. (NYSE: CHRA) (“Charah Solutions” or the “Company”), a leading provider of environmental services and byproduct recycling to the power generation industry, today announced the appointment of Jonathan Batarseh as Chief Financial Officer and Treasurer, effective October 17, 2022. Mr. Batarseh, who will report to Chief Executive Officer and President Scott Sewell, is responsible for overseeing accounting, financial planning and analysis, tax, treasury, investor relations, information technology, fleet, and procurement initiatives.

“We welcome Jonathan to the Charah Solutions team,” said Mr. Sewell. “He brings proven experience in financial leadership and value creation within the Bernhard Capital Partners family. Combined with his strong and diverse business, cash management, and operations integration skills Jonathan will be integral as we continue to pursue our growth strategy across our multiple business lines and revenue streams.”

Mr. Batarseh is a licensed Certified Public Accountant with more than 20 years of corporate finance and accounting experience in the engineering and construction industries. He joins Charah Solutions from Brown & Root Industrial Services, a joint venture between KBR (NYSE: KBR) and Bernhard Capital Partners, where he was CFO, responsible for overseeing all financial management and reporting, treasury, and information technology and services. Prior, Mr. Batarseh served as Vice President, Tax at KBR and in senior financial leadership roles in various industrial service companies including The Shaw Group and Atkins. He began his career with 10 years at KPMG serving clients in the manufacturing and industrial sectors. Mr. Batarseh received his Bachelor of Science degree in accounting from Louisiana State University and is a member of the Society of Louisiana CPAs and the Tax Executives Institute.

About Charah Solutions, Inc.
With more than 35 years of experience, Charah Solutions, Inc. is a leading provider of environmental services and byproduct recycling to the power generation industry. Based in Louisville, Kentucky, Charah Solutions is the partner of choice for solving customers’ most complex environmental challenges, and as an industry leader in quality, safety, and compliance, the Company is committed to reducing greenhouse gas emissions for a cleaner energy future. Charah Solutions assists utilities and independent power producers with all aspects of sustainably managing and recycling ash byproducts generated from the combustion of coal in the production of electricity. The Company also designs and implements solutions for ash pond management and closure, landfill construction, structural fill projects, power plant remediation and site redevelopment. For more information, please visit www.charah.com or download our 2021 Environmental, Social and Governance (ESG) Report at charah.com/sustainability.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. See the Company’s Form 10-K for the fiscal year ended December 31, 2021, and other periodic reports as filed with the Securities and Exchange Commission for further information regarding risk factors. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact
Brad Mercer
PriceWeber Marketing
(502) 777-3308
media@charah.com